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                                                                     Exhibit 5.1

                     WOODS, OVIATT, GILMAN, STURMAN & CLARKE,LLP
                              Suite 700 Two State Street
                              Rochester, New York 14614

                                                         October 26,1999


ZAP.COM Corporation
100 Meridian Centre, Suite 350
Rochester, New York 14614
Attention: Avram Glazer, President and CEO


              Re:   ZAP.COM Corporation Registration Statement
                    On Form S-1

Dear Mr. Glazer:

        We acted as counsel to ZAP.COM Corporation ("ZAP.COM"), Nevada corporation, in connection with the preparation and filing with the Securities Exchange Commission ("Commission") under the Securities Act of 1933, as amended(the "Act"), of a Registration Statement on Form S-1 (File No. 333-76135)(the "Registration Statement") pursuant to which ZAP.COM is registration(i) 477,747 shares of outstanding ZAP.COM common stock (the "Distribution Shares") for distribution by Zapata Corporation ("Zapata") to its stockholder and (ii) 1,000,000 shares of outstanding ZAP.COM common stock (the "Resale Shares") held by Zapata for resale to the public as described in the resale prospectus forming a part of the registration statement. This opinion is being furnished in accordance wiht the requirements of Item 601(b)(5) of Regulation S-k under the Act.

        In connection wiht this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

1. The form of Restated Articles of Incorporation of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholders;

2. The form of Amended and Restated By-Laws of ZAP.COM approved by ZAP.COM's Board of Directors and sole stockholder;

3. A Certificate of the Vice President--Finance of ZAP.COM with respect to the proceedings of the stockholders and Board of Directors of ZAP.COM;

4. Resolutions of the Board of Directors of ZAP.COM Board of Directors ("Resolutions") relating to the issuance of the Rights and the issuance and sale of the Shares; ZAP.COM Corporation

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5. A specimen certificate representing the Common STock; and

6. The Registration Statement as filed with the Commission, as on April 13, 1999, as amended by Amendment No.1 to the Registration Statement, as filed with the Commission on July 2, 1999 and Amendment No.2 to the Registration Statement as filed with the Commission on August 6, 1999, Amendment No.3 as filed with the Commission on September 29, 1999 and Amendment No.4 filed with the Commission on October 26, 1999 (as so amended, being hereafter refered to as the "Registration Statement")

        In giving our opinion, we have relied as to matters of fact upon certificate of public officials and statements or representations of officers of ZAP.COM. For purposes of this opinion, we have assumed, without any investigation, (a) the legal capacity of each natural person and (b) the genuineness of each signature, the completeness of each doucment submitted to us as an original and the conformity with original of each documents submitted to us as a copy.

        Our opinion hereafter expressed is based solely upon (a) our review of the Documents, (b) discussions with certain officers of ZAP.COM with respect to the Documents, (c) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (d) such review of published sources of law as we have deemed necessary. You should be aware that a partner of our firm serves as corporate secretary for Zapata and will serve as the corporate secretary of ZAP.COM immediately after the consummation of the distribution.

        Based upon and subject to the foregoing, we are of the opinion that when(i) the Registration Statement becomes effective under the Act, (ii) the form Restated Articles of Incorporation have been filed with the Nevada Secretary of State, (iii) the form of Amended and Restated By-laws have been duly adopted and are in effect, (iv) the Resolutions have not been modified, rescinded or supplement in any manner by the Board of Directors, (v) a certificate apata in the form of the specimen stock certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to Zapata representing the Distribution Shares and the Resale Shares, the Distribution Shares and the Resale Shares shall have been duly and valily authorized by ZAP.COM and be validly issued, fully paid and non assessable.

        Members of our firm are admitted to the Bar of the State of New York and do not opine on any laws except for the State of New York, federa laws and the coporate laws of the State of Nevada. Insofar as any of our opinions herein relate to Nevada corporate law, those opinions are based soley on the opinions of Marshall, Hil, & de delivered to us on this date relating to such matters and is subject to the qualifications and limitations stated therein.
No opinion is expressed herein wiht respect to the qualification of the Distribution Shares or the Resales Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption
"Legal Matter" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose
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consent is required to be filed with the Registration Statement under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                 WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP

               S//Woods, Oviatt, Gilman, Sturman & Clarke, llp